Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13(a) OR 15(d) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies that to his knowledge the Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2010 of Fred’s, Inc (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: June 10, 2010	/s/ Bruce A. Efird
Bruce A. Efird
Chief Executive Officer and President

/s/ Jerry A. Shore
Jerry A Shore
Executive Vice President and Chief Financial Officer

20